UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2007

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Bethesda Metro Center, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 215-8300

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

In connection with CoStar Group, Inc.’s (“CoStar’s”) efforts to streamline its European operations, reduce operating expenses, and relocate a portion of its European research staff to a new research center located in Glasgow, Scotland, on September 14, 2007, FOCUS Information Limited (“FOCUS”), a wholly owned U.K. subsidiary of CoStar, entered into a Contract for Sale and Purchase (the “Agreement”) with Trafigura Limited (“Trafigura”).  Pursuant to the Agreement, FOCUS has agreed to assign to Trafigura its leasehold interest in the office space located at Part Third Floor (South), Portman House, 2 Portman Street, London W1 (the “Lease”) no later than June 24, 2008.  FOCUS’ obligation to assign the Lease to Trafigura is conditioned upon FOCUS’ receipt of the landlord’s consent to the assignment.

If the Lease assignment is completed on or before February 29, 2008, Trafigura will pay FOCUS £4,000,000, exclusive of VAT; if the assignment is completed between March 1, 2008 and March 31, 2008, Trafigura will pay FOCUS £3,500,000, exclusive of VAT; and, if the assignment is completed between April 1, 2008 and June 24, 2008, Trafigura will pay FOCUS £3,000,000, exclusive of VAT.  FOCUS anticipates it will incur expenses associated with the assignment and resulting relocation of office space in London of approximately £300,000 to £500,000.  Upon completion, CoStar expects to record the amount paid by Trafigura to FOCUS, net of expenses, in connection with the assignment of the Lease as “Gain from lease assignment, net” on its Consolidated Statement of Operations.

Trafigura will be liable for all Lease payments commencing as of the date of completion.  Neither CoStar nor FOCUS has entered into, or agreed to enter into, any guarantee of the Lease in connection with the assignment.

FOCUS intends to relocate within Central London and is currently negotiating lease terms for new, less expensive office space.  The move is expected to facilitate further integration of CoStar’s U.K. offices in London following CoStar’s acquisition earlier this year of Property Investment Exchange Limited (Propex).  In addition, upon completion of the Lease assignment, CoStar expects to gain operational efficiencies by consolidating European research operations under one roof in Glasgow and combining its U.K. sales operations in one central location in London, all under the direction of Managing Director Paul Marples.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date: September 18, 2007
/s/ Brian J. Radecki
Name: Brian J. Radecki
Title: Chief Financial Officer